EXHIBIT 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, O2Micro International Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 22, 2002.

O2MICRO INTERNATIONAL LIMITED

By:	/S/ STERLING DU
Sterling Du
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sterling Du as his or her true and lawful attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
/s/ STERLING DU	Chief Executive Officer and Chairman of the Board

Sterling Du	(Principal Executive Officer)	November 22, 2002

/s/ PERRY KUO	Chief Financial Officer and Director

Perry Kuo	(Principal Financial and Accounting Officer)	October 30, 2002

/s/ JAMES KEIM James Keim	Director	October 29, 2002

/s/ MICHAEL AUSTIN Michael Austin	Director	October 29, 2002

/s/ SHOJI AKUTSU Shoji Akutsu	Director	November 5, 2002

/s/ KEISUKE YAWATA Keisuke Yawata	Director	October 30, 2002

/s/ GEOK LING GOH Geok Ling Goh	Director	October 30, 2002